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                                                                    EXHIBIT 10.3

                          VESTA INSURANCE GROUP, INC.
                                 P.O. Box 43360
                              3760 River Run Drive
                           Birmingham, Alabama 35243

                                January 26, 2001


Birmingham Investment Group, Inc.
17 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

     This letter agreement relates to the Pledge Agreement by Vesta Insurance Group, Inc., a Delaware corporation ("Vesta") to Birmingham Investment Group, LLC, a Delaware limited liability company ("BIG") dated as of January 26, 2001 (the "Pledge Agreement"). Pursuant to the terms of the Pledge Agreement, Vesta has pledged Five Million (5,000,000) shares of Vesta's Common Stock (the "Pledged Shares") as security for full payment of all indebtedness to BIG created under the Promissory Note executed by Vesta in favor of BIG in the principal amount of Thirty-Two Million Two Hundred and No/100 Dollars ($32,200,000.00) dated as of January 26, 2001 (the "Note"). The Pledged Shares have been placed in a treasury account designated the "Vesta Insurance Group, Inc. Common Stock Collateral Account" (the "Collateral Account").

     If Vesta desires to sell any Pledged Shares held in the Collateral Account, Vesta will notify BIG within a reasonable period of time prior to such sale and, upon such notice, BIG shall release such Pledged Shares from the Pledge Agreement and Vesta shall be permitted to freely transfer such Pledged Shares. Furthermore, BIG shall take all actions and execute all documents necessary to permit Vesta to transfer such Pledged Shares from the Collateral Account.
Within five (5) business days following the transfer of such Pledged Shares from the Collateral Account, Vesta shall deliver to BIG a principal payment under the
Note in the amount of Six and 44/100 Dollars ($6.44) multiplied by the number of Pledged Shares transferred from the Collateral Account.

     Please indicate your agreement to the foregoing by signing below and returning a copy of this letter to us.

                                    Sincerely,


                                    /s/ Donald W. Thornton
                                    --------------------------
                                    Senior Vice President



Accepted and Agreed to this 26th day of
January, 2001

Birmingham Investment Group, LLC


/s/ Hampton McFadden
-------------------------
Hampton McFadden
Authorized Person

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